Exhibit 10.59

STATE OF TEXAS

COLLIN COUNTY

RESTRICTED STOCK AWARD

This Agreement, entered into this [date], by and between Torchmark Corporation (the “Company”), a Delaware corporation and [Name] (the “Executive”), an individual.

WITNESSETH:

WHEREAS, under the terms of the Torchmark Corporation 2007 Long-Term Compensation Plan (the “Plan”), the Compensation Committee (the “Committee”) of the Board of Directors of the Company is authorized to award shares of common stock of the Company to certain executives of the Company and its subsidiaries, subject to such restrictions and other criteria as the Committee shall in its sole discretion determine; and

WHEREAS, the Committee has determined that it is in the best interest of the Company to grant to the Executive shares of restricted common stock of the Company upon the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises, the parties hereto agree as follows:

1. Grant of Restricted Stock. Under the terms of the Plan, the Committee has awarded to the Executive, on [date] (the “Grant Date”) a bonus payable in the form of [number] restricted shares of the Company’s common stock, par value $1.00 per share (the “Restricted Stock”) subject to the terms, conditions and restrictions set forth in this Agreement. The Restricted Stock shall be issued from common stock reserved and available for distribution under the Plan.

2. Restrictions. The shares covered by the Restricted Stock shall vest in accordance with the schedule set forth below, provided that the Executive is still employed by the Company or a subsidiary on the Vesting Date:

VESTING DATE	SHARES VESTED
[date]	[number]
[date]	[number]
[date]	[number]
[date]	[number]
[date]	[number]

The Committee may, however, in its sole discretion, provide for the lapse of any of the restrictions placed upon the Restricted Stock and may accelerate or waive any of such restrictions in whole or in part at any time, based upon performance and/or such other factors as the Committee may determine, in its sole discretion.

Upon the vesting of any part of the Restricted Stock by virtue of the lapse of the restriction period set forth above or under Paragraph 3 or 4 of the Agreement, the Company shall deliver a stock certificate covering the requisite number of shares to the Executive, whereupon the Executive shall be free to hold or dispose of such stock at will.

During the restriction period, the shares covered by the Restricted Stock not already vested are not transferable by the Executive by means of sale, assignment, exchange, hypothecation, pledge or other encumbrance.

The restrictions imposed under this Section 2 shall apply as well to all shares or other securities which shall be issued in respect of Restricted Stock hereunder in connection with any stock split, reverse stock split, stock dividend, recapitalization, reclassification, spin-off, merger, consolidation, reorganization or other change in corporate structure affecting the common stock.

3. Employment Termination. If the Executive’s employment with the Company or any of its subsidiaries terminates during the restriction period by reason of death or normal retirement as defined in the Plan, the shares covered by the Restricted Stock, to the extent not already vested, shall vest in full as of the date of such death or date of retirement. If the Executive’s employment with the Company or any of its subsidiaries terminates by reason of retirement at or after age 60, 75% of any shares covered by the remaining Restricted Stock not already vested shall vest in full as of the Executive’s retirement date. Termination of the Executive’s employment with the Company for any other reason during the restriction period shall result in forfeiture of all shares covered by this Restricted Stock Award Agreement which remain subject to restriction on the date of termination, unless the Committee in its sole discretion shall determine otherwise.

4. Terminating Event. All restrictions remaining on the Restricted Stock shall terminate upon the occurrence of a Terminating Event and the value of all outstanding Restricted Stock shall, to the extent determined by the Committee at or after grant, be settled on the basis of the “Change of Control Price” as defined in the Plan, subject to the terms and conditions of said Plan. As used herein, a “Terminating Event” shall be:

(a)	The dissolution or liquidation of the Company;
(b)	A “Change of Control” of the Company as defined in the Plan, as it may be from time to time amended.

5. Stock Certificate(s). The stock certificate(s) evidencing the shares covered by the Restricted Stock Award Agreement shall be registered on the Company’s books in the name of the Executive as of the Grant Date. Physical possession or custody of such stock certificate(s) together with a stock power, endorsed in blank, relating thereto shall be retained by the Company until such time as the shares of stock are fully vested. While in its possession, the Company reserves the right to place a legend on the stock certificate(s) restricting the transferability of such certificate(s) and referring to the terms and conditions (including forfeiture) approved by the Committee and applicable to the Restricted Stock.

During the restriction period, except as otherwise provided below in this paragraph and as provided in Paragraph 2 of this Agreement, the Executive shall be entitled to all rights of a stockholder of the Company, including the right to vote the shares covered by the Restricted Stock Award Agreement and to receive dividends and/or other distributions declared on such shares.

6. No Right of Continued Employment. Nothing set forth in this Agreement nor in any action of the Company or the Committee shall be held or construed to confer upon the Executive any legal right to be continued in the employ of the Company or any of its subsidiaries, which expressly reserve the right to discharge the Executive at any time, without prior notice, for any or no reason without liability to the Company and its subsidiaries or to the Committee.

7. Payment of Taxes. Upon issuance of the Restricted Stock hereunder, the Executive may make an election to be taxed upon such award under Section 83(b) of the Code. The Executive will, no later than the date as of which any amount related to the Restricted Stock first become includable in the Executive’s gross income for federal income tax purposes, pay to the Company, or make other arrangements satisfactory to the Committee regarding payment of, any federal, state and local taxes of any kind required by law to be withheld with respect to such amount. The Committee hereby approves the Executive’s surrender to the Company of the number of shares of Restricted Stock from this award necessary to pay the minimum applicable withholding tax obligation. The obligations of the Company under this Agreement will be conditional on such payment or arrangements, and the Company, and, where applicable, its subsidiary will, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Executive.

8. Impact on Other Benefits. The value of the Restricted Stock (either on the Grant Date or at the time the shares are vested) shall not be includable as compensation or earnings for purposes of any other benefit plans offered by the Company.

9. Administration. The Committee shall have full authority and discretion (subject only to the express terms of the Plan) to decide all matters relating to the administration and interpretation of the Plan and this Agreement. All such Committee determinations shall be final, conclusive and binding upon the Company, the Executive and any and all interested parties.

10. Plan Controls. The terms contained in the Plan are incorporated into and made a part of this Agreement and this Agreement shall be governed by and construed in accordance with the Plan. In the event of any actual or alleged conflict between the provisions of the Plan and the provisions of this Agreement, the provisions of the Plan shall be controlling and determinative.

11. Securities Legend. The Executive understands that the Committee may, in its sole discretion, specify that certificates for the Restricted Stock may bear the following legend and/or be held in the custody of the Company, together with a stock power, endorsed in blank, relating to the Restricted Stock:

“The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Torchmark Corporation 2007 Long-Term Compensation Plan and a Restricted Stock Award Agreement entered into between the registered owner and Torchmark Corporation. Copies of such Plan and Agreement are on file in the offices of Torchmark Corporation, 2001 Third Avenue South, Birmingham, Alabama 35233.”

12. Governing Law. All questions pertaining to the construction, regulation, validity and effect of the provisions of this Agreement shall be determined in accordance with the laws of the State of Texas.

13.	Amendment. This Agreement may not be amended except in writing, signed by the parties hereto.

14. Entire Agreement. This Agreement contains the entire agreement and understanding of the parties hereto with respect to the matters covered hereby.

15. Severability. In the event that any provision of this Agreement shall be determined to be invalid or unenforceable for any reason, the remaining provisions of this Agreement shall remain in full force and effect to the fullest extent permitted by law.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day first above written.

TORCHMARK CORPORATION

By:
Its:	Authorized Officer

Executive